For additional information, contact:
Mark Fusler Corporate Controller and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavcoindustries.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2024 SECOND QUARTER RESULTS
PHOENIX, November 2, 2023 (GLOBE NEWSWIRE) – Cavco Industries, Inc. (Nasdaq: CVCO) ("we," "our," the "Company" or "Cavco") today announced financial results for the second fiscal quarter ended September 30, 2023.
Second Quarter Summary
•Net revenue was $452 million, down 21.7% compared to $577 million in the second quarter of the prior year.
•Factory-built housing gross profit as a percentage of Net revenue was 23.2%, compared to 26.7% in the prior year.
•Financial services Gross profit as a percentage of Net revenue was 35.9% compared to 44.6% in the prior year.
•Income before income taxes was $52 million, down 44.1% compared to $93 million in the prior year period.
•Net income per diluted share attributable to Cavco common stockholders was $4.76 compared to $8.25 in the prior year quarter.
•Backlogs were $170 million at the end of the quarter, down $7 million from $177 million three months prior.
•Returned nearly $47 million to shareholders through stock repurchases.

Commenting on the quarter, President and Chief Executive Officer Bill Boor said, "Backlogs have stabilized at about 6 weeks, reflecting modest improvement in wholesale orders while capacity utilization remained essentially unchanged from Q1. Our plants, and operations overall, continue to do an outstanding job maintaining healthy margins and generating strong cash flow despite market conditions."

He continued, "Prospective homeowners have gotten no relief from the impact of rising interest rates and the affordable housing crisis is intensifying. At Cavco, we continue to manage the near-term challenges with a steady focus on improving the customer experience, deepening our distribution partnerships and developing innovative products and finance solutions so we can get more families into homes."

Financial Results

	Three Months Ended
($ in thousands, except revenue per home sold)	September 30, 2023	October 1, 2022	Change
Net revenue
Factory-built housing	$434,066	$559,602	$(125,536)	(22.4)%
Financial services	17,964	17,790	174	1.0%
	$452,030	$577,392	$(125,362)	(21.7)%

Factory-built modules sold	6,912	8,863	(1,951)	(22.0)%

Factory-built homes sold (consisting of one or more modules)	4,248	5,111	(863)	(16.9)%

Net factory-built housing revenue per home sold	$102,181	$109,490	$(7,309)	(6.7)%

	Six Months Ended
($ in thousands, except revenue per home sold)	September 30, 2023	October 1, 2022	Change
Net revenue
Factory-built housing	$891,175	$1,132,199	$(241,024)	(21.3)%
Financial services	36,730	33,531	3,199	9.5%
	$927,905	$1,165,730	$(237,825)	(20.4)%

Factory-built modules sold	14,318	18,105	(3,787)	(20.9)%

Factory-built homes sold (consisting of one or more modules)	8,830	10,457	(1,627)	(15.6)%

Net factory-built housing revenue per home sold	$100,926	$108,272	$(7,346)	(6.8)%
•In the factory-built housing segment, the decrease in Net revenue for the three and six months was due to lower home sales volume and lower home selling prices, partially offset by the addition of Solitaire Homes.
•Financial services segment Net revenue increased for the three and six months from more insurance policies in force in the current period compared to the prior year.

	Three Months Ended
($ in thousands)	September 30, 2023	October 1, 2022	Change
Gross profit
Factory-built housing	$100,507	$149,665	$(49,158)	(32.8)%
Financial services	6,450	7,934	(1,484)	(18.7)%
	$106,957	$157,599	$(50,642)	(32.1)%

Gross profit as % of Net revenue
Consolidated	23.7%	27.3%	N/A	(3.6)%
Factory-built housing	23.2%	26.7%	N/A	(3.5)%
Financial services	35.9%	44.6%	N/A	(8.7)%

Selling, general and administrative expenses
Factory-built housing	$56,455	$61,640	$(5,185)	(8.4)%
Financial services	5,051	5,254	(203)	(3.9)%
	$61,506	$66,894	$(5,388)	(8.1)%

Income from operations
Factory-built housing	$44,052	$88,025	$(43,973)	(50.0)%
Financial services	1,399	2,680	(1,281)	(47.8)%
	$45,451	$90,705	$(45,254)	(49.9)%

	Six Months Ended
($ in thousands)	September 30, 2023	October 1, 2022	Change
Gross profit
Factory-built housing	$213,875	$289,251	$(75,376)	(26.1)%
Financial services	10,961	13,072	(2,111)	(16.1)%
	$224,836	$302,323	$(77,487)	(25.6)%

Gross profit as % of Net revenue
Consolidated	24.2%	25.9%	N/A	(1.7)%
Factory-built housing	24.0%	25.5%	N/A	(1.5)%
Financial services	29.8%	39.0%	N/A	(9.2)%

Selling, general and administrative expenses
Factory-built housing	$112,476	$122,563	$(10,087)	(8.2)%
Financial services	10,710	10,467	243	2.3%
	$123,186	$133,030	$(9,844)	(7.4)%

Income from operations
Factory-built housing	$101,399	$166,688	$(65,289)	(39.2)%
Financial services	251	2,605	(2,354)	(90.4)%
	$101,650	$169,293	$(67,643)	(40.0)%
•In the factory-built housing segment, Gross profit as a percent of Net revenue for the three and six months was down primarily due to lower average selling price, partially offset by lower input costs.

•In the financial services segment, Gross profit and Income from operations for the three and six months were negatively affected by higher insurance claims from weather related events.
•Selling, general and administrative expenses decreased for the three and six months primarily as a result of lower incentive compensation on reduced sales and lower professional expenses.

	Three Months Ended
($ in thousands, except per share amounts)	September 30, 2023	October 1, 2022	Change
Net income attributable to Cavco common stockholders	$41,539	$74,116	$(32,577)	(44.0)%
Diluted net income per share	$4.76	$8.25	$(3.49)	(42.3)%

	Six Months Ended
($ in thousands, except per share amounts)	September 30, 2023	October 1, 2022	Change
Net income attributable to Cavco common stockholders	$87,896	$133,718	$(45,822)	(34.3)%
Diluted net income per share	$10.05	$14.88	$(4.83)	(32.5)%
Items ancillary to our core operations had the following impact on the results of operations:

	Three Months Ended		Six Months Ended
($ in millions)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net revenue
Unrealized (losses) recognized during the period on securities held in the financial services segment	$(0.3)	$—	$—	$(1.2)
Selling, general and administrative expenses
Expenses incurred in engaging third-party consultants in relation to the non-recurring energy efficient home tax credits	—	(1.9)	—	(4.5)
Legal and other expense related to the Securities and Exchange Commission inquiry	(0.7)	(1.4)	(1.0)	(2.8)
Other income, net
Corporate unrealized gains (losses) recognized during the period on securities held	—	—	0.1	(1.1)

Conference Call Details
Cavco's management will hold a conference call to review these results tomorrow, November 3, 2023, at 1:00 p.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com or via telephone. To participate by phone, please register at https://register.vevent.com/register/BI5482f8d4e8a84a199406d7dcd5c3fe5a to receive the dial in number and your PIN. An archive of the webcast and presentation will be available for 90 days at https://investor.cavco.com.

About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. We are one of the largest producers of manufactured and modular homes in the United States, based on reported wholesale shipments. Our products are marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Nationwide, Fairmont, Friendship, Chariot Eagle, Destiny, Commodore, Colony, Pennwest, R-Anell, Manorwood, MidCountry and Solitaire. We are also a leading producer of park model RVs, vacation cabins and factory-built commercial structures. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: the impact of local or national emergencies including the COVID-19 pandemic, including such impacts from state and federal regulatory action that restricts our ability to operate our business in the ordinary course and impacts on (i) customer demand and the availability of financing for our products, (ii) our supply chain and the availability of raw materials for the manufacture of our products, (iii) the availability of labor and the health and safety of our workforce and (iv) our liquidity and access to the capital markets; labor shortages and the pricing and availability of transportation or raw materials; increased health and safety incidents; our ability to negotiate reasonable collective bargaining agreements with the unions representing certain employees; increases in the rate of cancellations of home sales orders; our ability to successfully integrate past acquisitions or future acquisitions; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; our ability to maintain the security of personally identifiable information of our customers, suppliers and employees; our participation in certain financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; our exposure to significant warranty and construction defect claims; our exposure to claims and liabilities relating to products supplied to the Company or work done by subcontractors; our contingent repurchase obligations related to wholesale financing provided to industry distributors; a write-off of all or part of our goodwill; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; taxation authorities initiating or successfully asserting tax positions which are contrary to ours; governmental and regulatory disruption, including (i) prolonged delays by Congress and the President to approve budgets or continuing appropriations resolutions to facilitate the operation of the federal government or (ii) shutdowns or delays at the Mexico border; curtailment of available financing from home-only lenders and increased lending regulations; the effect of increasing interest rates on our customer's ability to finance home purchases; availability of wholesale financing and limited floor plan lenders; market forces, rising interest rates, fluctuations in exchange rates and housing demand fluctuations; the cyclical and seasonal nature of our business; competition; general deterioration in economic conditions and turmoil in the financial markets; unfavorable zoning ordinances; extensive regulation affecting the production and sale of manufactured housing; potential financial impact on the Company from the recently settled regulatory action by the SEC against the Company, including potential higher insurance costs as a result of such action, potential reputational damage that the Company may suffer and the Company's potential ongoing indemnification obligations related to ongoing litigation not involving the Company; losses not covered by our director and officer insurance, which may be large, adversely impacting financial performance; loss of any of our executive officers; liquidity and ability to raise capital may be limited; and organizational document provisions delaying or making a change in control more difficult; together with all of the other risks described in our filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended April 1, 2023 as may be updated from time to time in future filings on Form 10-Q and other reports filed by the Company pursuant to the Securities Exchange Act of 1934, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, as required by law. Investors should not place undue reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	September 30, 2023	April 1, 2023
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$377,264	$271,427
Restricted cash, current	17,180	11,728
Accounts receivable, net	88,560	89,347
Short-term investments	14,358	14,978
Current portion of consumer loans receivable, net	10,503	17,019
Current portion of commercial loans receivable, net	48,583	43,414
Current portion of commercial loans receivable from affiliates, net	1,959	640
Inventories	244,476	263,150
Prepaid expenses and other current assets	72,560	92,876
Total current assets	875,443	804,579
Restricted cash	585	335
Investments	20,507	18,639
Consumer loans receivable, net	25,233	27,129
Commercial loans receivable, net	40,998	53,890
Commercial loans receivable from affiliates, net	2,928	4,033
Property, plant and equipment, net	223,664	228,278
Goodwill	116,015	114,547
Other intangibles, net	29,005	29,790
Operating lease right-of-use assets	34,413	26,755
Total assets	$1,368,791	$1,307,975
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$41,095	$30,730
Accrued expenses and other current liabilities	264,380	262,661
Total current liabilities	305,475	293,391
Operating lease liabilities	30,529	21,678
Other liabilities	7,792	7,820
Deferred income taxes	5,740	7,581
Redeemable noncontrolling interest	—	1,219
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized; Issued 9,356,421 and 9,337,125 shares, respectively	94	93
Treasury stock, at cost; 844,742 and 671,801 shares, respectively	(211,646)	(164,452)
Additional paid-in capital	274,204	271,950
Retained earnings	957,206	869,310
Accumulated other comprehensive loss	(603)	(615)
Total stockholders' equity	1,019,255	976,286
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$1,368,791	$1,307,975

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net revenue	$452,030	$577,392	$927,905	$1,165,730
Cost of sales	345,073	419,793	703,069	863,407
Gross profit	106,957	157,599	224,836	302,323
Selling, general and administrative expenses	61,506	66,894	123,186	133,030
Income from operations	45,451	90,705	101,650	169,293
Interest income	5,812	1,851	10,430	3,165
Interest expense	(257)	(233)	(523)	(394)
Other income, net	655	488	781	57
Income before income taxes	51,661	92,811	112,338	172,121
Income tax expense	(10,088)	(18,613)	(24,354)	(38,229)
Net income	41,573	74,198	87,984	133,892
Less: net income attributable to redeemable noncontrolling interest	34	82	88	174
Net income attributable to Cavco common stockholders	$41,539	$74,116	$87,896	$133,718

Net income per share attributable to Cavco common stockholders
Basic	$4.80	$8.32	$10.15	$15.01
Diluted	$4.76	$8.25	$10.05	$14.88
Weighted average shares outstanding
Basic	8,656,537	8,903,703	8,663,430	8,910,933
Diluted	8,731,419	8,978,997	8,742,734	8,983,425

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Capital expenditures	$4,287	$8,181	$8,470	$33,188
Depreciation	$4,275	$3,836	$8,449	$7,274
Amortization of other intangibles	$393	$502	$785	$1,010

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